Exhibit 99.8

June 27, 2023

The Manager - Listing

BSE Limited

(BSE: 507685)

The Manager - Listing

National Stock Exchange of India Limited

(NSE: WIPRO)

The Market Operations

NYSE, New York

(NYSE: WIT)

Dear Sir/Madam,

Sub: Extension of Buyback tendering period and addendum to the Letter of Offer dated June 20, 2023.

Further to our letter dated June 20, 2023, we are enclosing the addendum to the letter of offer filed earlier.

Shareholders are advised to please note the buyback tendering period has been extended to Friday, June 30, 2023. Please refer the addendum for further details.

This is for your information and records.

Thanking you,

For Wipro Limited

M Sanaulla Khan

Company Secretary

Encl: As above

WIPRO LIMITED

Registered Office and Correspondence Address: Doddakannelli, Sarjapur Road, Bengaluru - 560 035, India.

Tel. No.: +91 80 2844 0011; E-mail: corp-secretarial@wipro.com

Website: www.wipro.com; Corporate Identification Number (CIN): L32102KA1945PLC020800

Contact Person: Mr. M Sanaulla Khan, Company Secretary; Tel. No.: +91 80 2844 0011; E-mail: sanaulla.khan@wipro.com

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

BUYBACK CLOSING DATE: FRIDAY, JUNE 30, 2023

OFFER FOR THE BUYBACK OF UP TO 26,96,62,921 (TWENTY SIX CRORE NINETY SIX LAKH SIXTY TWO THOUSAND NINE HUNDRED AND TWENTY ONE ONLY) FULLY PAID UP EQUITY SHARES HAVING FACE VALUE OF Rs. 2/- (RUPEES TWO ONLY) EACH OF COMPANY (THE “EQUITY SHARES”) AT A PRICE OF Rs. 445/- (RUPEES FOUR HUNDRED AND FORTY-FIVE ONLY) PER EQUITY SHARE ON A PROPORTIONATE BASIS THROUGH THE TENDER OFFER PROCESS USING THE STOCK EXCHANGE MECHANISM UNDER THE SECURITIES AND EXCHANGE BOARD OF INDIA (BUY-BACK OF SECURITIES) REGULATIONS, 2018 (THE “BUYBACK” AND SUCH REGULATIONS THE “BUYBACK REGULATIONS”)

THIS ADDENDUM (THE “ADDENDUM”) SHOULD BE READ IN CONJUNCTION WITH THE LETTER OF OFFER DATED JUNE 20, 2023. CAPITALISED TERMS USED IN THIS ADDENDUM AND NOT DEFINED HEREIN SHALL HAVE THE SAME MEANING AS ASCRIBED IN THE LETTER OF OFFER. EQUITY SHAREHOLDERS ARE REQUESTED TO NOTE THE FOLLOWING CHANGES /AMENDEMENT TO THE LETTER TO OFFER

1.	In connection with the captioned Buyback, the Letter of Offer in terms of the Buyback Regulations was dispatched to all Equity Shareholders on June 20, 2023.

2.

In terms of the Buyback Regulations the tendering period of the Buyback is required to be kept open for a period of 5 (five) working days, and the Buyback Closing Date was identified as Thursday, June 29, 2023, since Wednesday, June 28, 2023 was a public holiday.

3.

Subsequently, vide circular bearing reference number 105/2023 dated June 27, 2023 issued by the National Stock Exchange of India Limited and circular bearing notice no. 20230627-2 dated June 27, 2023 issued by the BSE Limited, Wednesday, June 28, 2023 is no longer a public holiday and instead Thursday, June 29, 2023, is a public holiday. The Securities and Exchange Board of India (“SEBI”) has also updated its working calendar to include Thursday, June 29, 2023 as a public holiday instead of Wednesday, June 28, 2023.

4.

On account of change in working day from June 29, 2023 to June 28, 2023, SEBI vide its email dated June 27, 2023 has allowed extension in the tendering period by 1 (one) working day. Accordingly, the Buyback Closing Date will be Friday June 30, 2023 instead of Thursday, June 29, 2023. Please note that the Eligible shareholders will be able to tender in the Buyback on June 28, 2023 and June 30, 2023.

5.	Equity Shareholders are requested to note the following amendments in the Letter of Offer:

5.1	On the Cover Page of the Letter of Offer:

“The Last Date And Time For Receipt Of Completed Tender Forms And Other Specific Documents By The Registrar To The Buyback will be Friday, June 30, 2023 instead of Thursday, June 29, 2023.”

5.2	The tendering period point on page 3 of the Letter of Offer shall be replaced with:

“Eligible Shareholders can tender their Equity Shares in the Buyback only during the Tendering Period, which commences on Thursday, June 22, 2023 and ends on Friday, June 30, 2023”

5.3	The submission of Tender Form point on page 3 of the Letter of Offer shall be replaced with:

“In addition to placing the bid through the Stock Broker, Eligible Shareholder’s holding Equity Shares in physical form should submit the duly filled in and signed Tender Form, TRS and requisite documents to the Registrar to the Buyback before 5pm on Friday, June 30, 2023”.

5.4	The schedule of activities on page 5 of the Letter of Offer shall be replaced with:

Activity	Date	Day
Date of the Board Meeting to approve the proposal for Buyback of Equity Shares	April 27, 2023	Thursday

Date of declaration of results of the postal ballot through remote e-voting for special resolution by the Equity Shareholders, approving the Buyback	June 02, 2023	Friday

Date of publication of Public Announcement for the Buyback	June 05, 2023	Monday

Record Date for determining the Buyback Entitlement and the names of Eligible Shareholders	June 16, 2023	Friday

Last date for dispatch of Letter of Offer	June 20, 2023	Tuesday

Buyback Opening Date	June 22, 2023	Thursday

Buyback Closing Date	June 30, 2023	Friday

Last date for the receipt of completed Tender Forms and other specified documents including physical share certificates (as applicable) by the Registrar to the Buyback	June 30, 2023	Friday

Last date of verification by the Registrar to the Buyback	July 04, 2023	Tuesday

Last date for providing Acceptance/non-Acceptance of tendered Equity Shares to the Stock Exchanges by the Registrar to the Buyback	July 06, 2023	Thursday

Last date for settlement of bids on the Stock Exchanges	July 07, 2023	Friday

Last date for return of unaccepted Equity Shares by Stock Exchanges to Eligible Shareholders/Stock Brokers	July 07, 2023	Friday

Last date for payment of consideration to Eligible Shareholders who participated in the Buyback	July 07, 2023	Friday

Last date for extinguishment of Equity Shares	July 18, 2023	Tuesday

5.5	The definition of “Buyback Closing Date” on page 6 of the Letter of Offer shall be replaced with:

“Friday, June 30, 2023”

5.6	Paragraph 19.1 on page 44 of the Letter of Offer shall be replaced with:

“Eligible Shareholders who wish to tender their Equity Shares in the Buyback can send by registered post/speed post or hand deliver the Tender Form, TRS generated by the exchange bidding system along with all the relevant documents by super-scribing the envelope as “Wipro Buyback Offer 2023”, to the Registrar at its office set out below so that the same are received not later than the Buyback Closing Date i.e. Friday, June 30, 2023 by 5 p.m. (IST)”

5.7	Paragraph 21.21.2 on page 57 of the Letter of Offer shall be replaced with:

“In case the Equity Shares are in physical form: Eligible Shareholder(s) have been sent the Letter of Offer and the Tender Form through electronic means. An Eligible Shareholder may participate in the Buyback by providing their application in writing on plain paper signed by all Equity Shareholders stating name, address, folio number, number of Equity Shares held, share certificate number, number of Equity Shares tendered for the Buyback and the distinctive numbers thereof, enclosing the original share certificate(s), copy of Equity Shareholders’ PAN card(s) and executed share transfer form in favour of the Company. The Letter of Offer, Tender Form and share transfer form SH-4 can be downloaded from the websites of the Company, the Registrar to the Buyback, the Stock Exchanges and the Manager to the Buyback at https://www.wipro.com/investors/buy-back/, https://kosmic.kfintech.com/karisma/buybackofferv2.aspx, www.bseindia.com, www.nseindia.com and www.jmfl.com, respectively. Equity Shareholders must ensure that the Tender Form, along with the TRS and requisite, reach the Registrar not later than Buyback Closing Date i.e., June 30, 2023 (by 5:00 PM). If the signature(s) of the Eligible Shareholders provided in the plain paper application differs from the specimen signature(s) recorded with the Registrar of the Company or are not in the same order (although attested), such applications are liable to be rejected under this Buyback”.

5.8	Paragraph 21.24.1.4 on page 59 of the Letter of Offer shall be replaced with:

“the documents mentioned in the Tender Form for Eligible Shareholders holding Equity Shares in physical form are not received by the Registrar on or before the close of business hours of June 30, 2023 (by 5 p.m. IST)”

5.9

All references to June 29, 2023 in the Tender Form for Eligible Shareholders Form Of Acceptance-Cum-Acknowledgement (For Equity Shareholders Holding Shares In Demat Form) will be replaced with June 30, 2023.

6.

Except as detailed in this Addendum, all other information and terms of Buyback as disclosed in the Letter of Offer remain unchanged. A copy of this Addendum will also be available on the websites of the Company, the Registrar to the Buyback, the Stock Exchanges and the Manager at https://www.wipro.com/investors/buy-back/, https://kosmic.kfintech.com/karisma/buybackofferv2.aspx, www.bseindia. com, www.nseindia.com and www.jmfl.com, respectively

MANAGER TO THE BUYBACK	REGISTRAR TO THE BUYBACK

JM Financial Limited	KFIN Technologies Limited

7th Floor, Cnergy, Appasaheb Marathe Marg, Prabhadevi, Mumbai – 400025, Maharashtra, India

Tel.: +91 22 6630 3030; +91 22 6630 3262

Fax: +91 22 6630 3330

Email: wipro.buyback2023@jmfl.com

Website: www.jmfl.com

Contact Person: Ms. Prachee Dhuri

SEBI Regn. No.: INM000010361

Validity Period: Permanent

Corporate Identification Number: L67120MH1986PLC038784

Selenium, Tower- B, Plot No 31 & 32, Financial district, Nanakramguda, Serilingampally, Hyderabad Rangareddy, Telangana State, 500032, India.

Tel No: +91 40 6716 2222

Email: wipro.buyback2023@kfintech.com

Contact Person: Mr. M. Murali Krishna

Fax No.: +91 40 6716 1563

Toll Free No.: 18003094001

Investor Grievance Email: einward.ris@kfintech.com

Website: www.kfintech.com

SEBI Regn. No.: INR000000221

Validity Period: Permanent

Corporate Identification Number: L72400TG2017PLC117649

For and on behalf of the Board of Directors of Wipro Limited

Sd/-	Sd/-	Sd/-	Sd/-
Rishad A Premji	Thierry Delaporte	Jatin P Dalal	M Sanaulla Khan
Chairman (Director Identification Number (DIN): 02983899)	Chief Executive Officer and Managing Director (DIN): 08107242	Chief Financial Officer	Company Secretary Membership Number: F4129

Place: Bengaluru Date: June 27, 2023